Exhibit 99.1

Daseke Reports Results for Second Quarter 2022

Differentiated operational flexibility and demand-driven rate strength combine to deliver year-over-year improvements in the quarter; company raises full year revenue guidance

Addison, Texas – August 2, 2022 – Daseke, Inc. (NASDAQ: DSKE) (“Daseke” or the “Company”), the premier North American transportation solutions specialist dedicated to servicing challenging industrial end-markets, today reported financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights:

•
Revenue of $481.3 million, up 19.1% year-over-year
•
Net Income of $17.7 million, or $0.24 per diluted share attributable to common stockholders, compared to net income of $35.3 million, or $0.49, in the second quarter of 2021
•
Adjusted Net Income of $30.0 million, or $0.42 per diluted share attributable to common stockholders, compared to $30.3 million, or $0.42, in the second quarter of 2021
•
Adjusted EBITDA of $70.8 million, compared to $69.3 million in the second quarter of 2021
•
Cash flows from operating activities of $22.7 million and Free Cash Flow of $15.2 million
•
Operating ratio of 93.2% and Adjusted Operating Ratio of 89.6%, compared to 88.8% and 88.0%, respectively, in the second quarter of 2021

Management Commentary

“Benefitting from continued strength in the industrial-facing freight markets we service, we are pleased to report another solid quarter of financial results,” said Jonathan Shepko, Chief Executive Officer of Daseke. Shepko continued, “We expect our continued strategic shift of allocating resources in support of end-market prioritization, as well as our ongoing transformational initiatives, to position Daseke to perform well across economic cycles.”

Second Quarter 2022 Financial Results

Total revenue in the second quarter of 2022 increased 19.1% to $481.3 million, compared to $404.0 million in the second quarter of 2021. This year-over-year increase in revenue was primarily attributable to growth in our brokerage service offering and the sustained strong-rate environment. Total miles decreased compared to the year-ago quarter, due to new equipment delays, which were more than offset by leveraging our flexible business model to capture revenue through our asset-light network.

Operating income in the second quarter of 2022 was $32.8 million, compared to $45.3 million in the year-ago quarter. The change in operating income was primarily driven by a $7.8 million non-cash goodwill and intangible asset impairment charge. The shift in revenue mix and cost headwinds related to driver pay, claims, operations and maintenance also contributed to the year-over-year decrease.

Net income for the second quarter of 2022 was $17.7 million, or $0.24 per diluted share attributable to common stockholders, compared to a net income of $35.3 million, or $0.49 per diluted share attributable to common stockholders, in the second quarter of 2021. The year-over-year change was primarily due to the decrease in operating income discussed above and the gain recognized in the year-ago quarter associated with the change in the fair value of warrant liability. Adjusted EBITDA in the second quarter of 2022 was $70.8 million, compared to $69.3 million in second quarter of 2021. Adjusted Net Income was $30.0 million in the second quarter of 2022, compared to $30.3 million in the second quarter of 2021.

Segment Results

Specialized Solutions – The Specialized Solutions segment benefitted from the healthy freight rate environment, primarily in the high-security cargo, construction and manufacturing end markets. The diversity of our end markets enabled us to more than offset the decline in wind-energy revenues versus the prior year. Our end-market portfolio approach yielded an 18.8% year-over-year improvement in revenue. This strong rate environment helped offset inflationary cost pressures seen across the market.

Flatbed Solutions – During the second quarter of 2022, the Flatbed Solutions segment benefitted from continued strength in demand across the construction, steel and manufacturing industries, contributing to the strong rate environment. Despite a decrease in total miles year-over-year due to delays in the supply chain for new equipment, revenue increased 19.4% compared to the same quarter last year. Our expansive brokerage network and flexible business model positioned the segment to drive revenue growth, regardless of the year-over-year decrease in fleet size.

Capital Summary and Outlook

At June 30, 2022, Daseke had cash and cash equivalents of $152.0 million, as well as $125.3 million available under its revolving credit facility, for total available liquidity of $277.3 million. Total debt was $604.3 million and net debt was $452.3 million. This compares to cash and cash equivalents of $147.5 million and $107.8 million available under the revolving credit facility, total available liquidity of $255.3 million, total debt of $594.5 million, and net debt of $447.0 million on December 31, 2021.

For the second quarter of 2022, net cash provided by operating activities was $22.7 million, cash capital expenditures were $16.4 million, and cash proceeds from the sale of property and equipment were $8.9 million, resulting in Free Cash Flow of $15.2 million. Additionally, capital expenditures financed with debt and finance leases were $34.0 million in the second quarter of 2022. This compares to net cash provided by operating activities of $28.6 million, cash capital expenditures of $12.8 million, and cash proceeds from the sale of property and equipment of $16.5 million, resulting in Free Cash Flow of $32.3 million in the second quarter of 2021. Capital expenditures financed with debt and finance leases were $14.8 million in the second quarter of 2021. Net cash provided by operating activities and Free Cash Flow were each negatively impacted in the quarter by $10.6 million in incremental cash taxes, when compared to the second quarter of 2021. In addition, Free Cash Flow was negatively impacted by $11.2 million in incremental net cash capital expenditures, when compared to the second quarter of 2021.

Jason Bates, Chief Financial Officer of Daseke commented, "We are proud of the entire team here at Daseke for another strong quarter, in spite of various macro and industry headwinds. As we have noted in previous quarters, we continue to observe disruptions in the global supply chain, slowing our ability to access new equipment, and giving rise to various inflationary pressures. Our strategic alignment with niche, defensible end-markets in the industrial economy, as opposed to the commodity oriented consumer retail markets, has been a key factor in our ongoing success. We continue to see strength in freight rates, and have also flexed our asset-light service offering to capture additional freight throughout the year. As such, we are raising our full-year consolidated 2022 revenue outlook at this time, now expecting an increase between 12% and 15% year-over-year. Having said that, we are not immune to the various inflationary cost pressures the industry has experienced thus far in 2022, which combined with the increase in our asset light business and associated margin impact, leads us to reaffirm our previously provided Adjusted EBITDA guidance for the year of 5% to 10% year-over-year improvement. While the first half of 2022 has been plagued by equipment delays, we expect that a majority of the equipment will be delivered in the second half of the year and are therefore reaffirming our full-year 2022 net capital expenditures outlook of $145 to $155 million."

Conference Call

Daseke will hold a conference call today at 11:00 a.m. Eastern time to discuss its second quarter 2022 results and outlook for the remainder of 2022. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call, with accompanying presentation slides available on the Company’s website at https://www.daseke.com. Interested parties may also participate in the call using the following registration link: https://register.vevent.com/register/BI7a202014390341778205edd8412047d8. Once registered, participants will receive a dial-in number as well as a PIN to enter the event. A participant may re-register for the conference call in the event of a lost dial-in number or PIN. A replay of the conference call will be available a few hours after the event on the investor relations section of the Company’s website, under the events section. Presentation materials will also be posted at the time of the call at investor.daseke.com.

About Daseke, Inc.

Daseke, Inc. is the premier North American transportation solutions specialist dedicated to servicing challenging industrial end-markets. Daseke offers comprehensive, best-in-class services to a diversified portfolio of many of North America’s most respected industrial shippers. For more information, please visit www.daseke.com.

Use of Non-GAAP Measures

This news release includes non-GAAP financial measures for the Company and its reporting segments, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Earnings Per Share, Adjusted Operating Ratio, Free Cash Flow and Net Debt.

Please note that the non-GAAP measures described below are not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures. Certain items excluded from these non-GAAP measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Also, other companies in Daseke’s industry may define these non‐GAAP measures differently than Daseke does, and as a result, it may be difficult to use these non‐GAAP measures to compare the performance of those companies to Daseke’s performance. Because of these limitations, these non-GAAP measures should not be considered a measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business. Daseke’s management compensates for these limitations by relying primarily on Daseke’s GAAP results and using these non-GAAP measures supplementally.

You can find the reconciliation of these non‐GAAP measures to the nearest comparable GAAP measures in the tables below.

Adjusted EBITDA

Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest, (iii) income taxes, and (iv) other material items that management believes do not reflect our core operating performance. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenue.

We have not reconciled non‐GAAP forward-looking measures to their corresponding GAAP measures because certain items that impact these measures are unavailable or cannot be reasonably predicted without unreasonable efforts. In particular, we have not reconciled our expectations as to forward-looking Adjusted EBITDA to net income due to the difficulty in making an accurate projection as to stock-based compensation expense. Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock and performance stock units. In addition, many of our performance stock units are classified as liabilities which vest upon the achievement of specific performance-based conditions related to the Company’s financial performance over a three year period, modified based on the Company’s Relative Total Shareholder Return, all of which is difficult to predict and require quarterly adjustments to their fair value performed by outside specialists. The actual amount of the excluded stock-based compensation expense will have a significant impact on our GAAP net income; accordingly, a reconciliation of forward-looking Adjusted EBITDA to net income is not available without unreasonable efforts.

The Company’s board of directors and executive management team use Adjusted EBITDA as a key measure of its performance and for business planning. Adjusted EBITDA assists them in comparing the Company’s operating performance over various reporting periods on a consistent basis because it removes from the Company’s operating results the impact of items that, in their opinion, do not reflect the Company’s core operating performance. Adjusted EBITDA also allows the Company to more effectively evaluate its operating performance by comparing the results of operations against its peers without regard to its or its peers’ financing method or capital structure. The Company’s method of computing Adjusted EBITDA is substantially consistent with that used in its debt covenants and also is routinely reviewed by its executive management for that purpose. The Company believes its presentation of Adjusted EBITDA is useful because it provides investors and industry analysts the same information that the Company uses internally for purposes of assessing its core operating performance.

Adjusted Net Income (Loss) and Adjusted Earnings Per Share

Daseke defines Adjusted Net Income (Loss) as net income (loss) adjusted for material items that management believes do not reflect our core operating performance. Daseke defines Adjusted Net Income (Loss) Per Share as adjusted net income (loss) available to common stockholders divided by the weighted average number of shares of common stock outstanding during the period under the two-class method.

The Company’s board of directors and executive management team use these measures as key measures of its performance and for business planning. These measures assist them in comparing its operating performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that, in its opinion, do not reflect the Company’s core operating performance. The Company believes its presentation of these measures are useful because they provide investors and industry analysts the same information that it uses internally for purposes of assessing its core operating performance.

Adjusted Operating Income (Loss) and Adjusted Operating Ratio

The Company uses Adjusted Operating Income (Loss) and Adjusted Operating Ratio as a supplement to its GAAP results in evaluating certain aspects of its business, as described below. The Company defines Adjusted Operating Income (Loss) as (a) total revenue less (b) Adjusted Operating Expenses. The Company defines Adjusted Operating Expenses as total operating expenses less material items that management believes do not reflect our core operating performance. The Company defines Adjusted Operating Ratio as Adjusted Operating Expenses, as a percentage of total revenue.

The Company’s board of directors and executive management team view these non-GAAP measures and their key drivers of revenue quality, growth, expense control and operating efficiency as very important measures of the Company’s performance. These measures assist them in comparing the Company’s performance over various reporting periods on a consistent basis because they remove from operating results the impact of items that, in its opinion, do not reflect the Company’s core operating performance. The Company believes its presentation of these non-GAAP measures are useful because they provide investors and industry analysts the same information that it uses internally for purposes of assessing its core operating profitability.

Free Cash Flow

Daseke defines Free Cash Flow as net cash provided by operating activities less purchases of property and equipment, plus proceeds from sale of property and equipment, as such amounts are shown on the face of the Statements of Cash Flows.

The Company’s board of directors and executive management team use Free Cash Flow to assess the Company’s liquidity and ability to repay maturing debt, fund operations and make additional investments. The Company believes Free Cash Flow provides useful information to investors because it is an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments and repurchase stock.

Net Debt

Daseke defines net debt as total debt less cash and cash equivalents. The Company’s board of directors and executive management team use net debt to help assess the Company’s liquidity and evaluate and plan for future liquidity needs. The Company believes that the presentation of net debt is useful to investors because it provides additional information regarding the Company’s overall liquidity, financial flexibility, capital structure and leverage.

Management’s View of Core Operating Performance

In the non-GAAP measures discussed above, management refers to certain material items that management believes do not reflect the Company’s core operating performance, which management believes represents its performance in the ordinary, ongoing and customary course of its operations. Management views the Company’s core operating performance as its operating results excluding the impact of items including, but not limited to, stock-based compensation, impairments, amortization of intangible assets, restructuring and business transformation costs, severance, and all income and expenses related to the Aveda Transportation and Energy Services (”Aveda”) business. Management believes excluding these items enables investors to evaluate more clearly and consistently the Company’s core operating performance in the same manner that management evaluates its core operating performance.

Although we ceased generating revenues from our Aveda business and completed the wind-down of our Aveda operations in 2020, we continued to recognize certain income and expenses from our Aveda business in 2021 and 2022. Such income and expenses relate primarily to, but is not limited to, workers compensation claims and insurance proceeds. Previously, to provide investors with information about the Company excluding the impact of the Aveda business, the Company presented certain GAAP and non-GAAP measures appended with ex-Aveda, which represented the measure excluding the impact of the Aveda business. However, beginning in the quarter ended March 31, 2022, the Company no longer provides ex-Aveda measures because the impact of the Aveda business is no longer material or meaningful to a discussion of the Company’s operating results or financial condition (e.g., the comparable period in the prior year is now after the completion of the wind-down of the Aveda business). Instead, the income and expenses from our Aveda business will be considered as items that management believes do not reflect our core operating performance. Such income and expenses can be identified in the non-GAAP reconciliations under the adjustment called “Aveda expenses, net” and “Aveda operating expenses, net”.

Forward‐Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology. Projected financial information, including our guidance outlook, are forward-looking statements. Forward-looking statements may also include statements about the Company’s goals, business strategy and plans; the Company’s financial strategy, liquidity and capital required for its business strategy and plans; the Company’s competition and government regulations; general economic conditions; and the Company’s future operating results.

These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Readers are cautioned not to place undue reliance on the forward-looking statements.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, such as downturns in customers’ business cycles, disruptions in capital and credit markets and inflationary cost pressures, the Company’s ability to adequately address downward pricing and other competitive pressures, the Company’s insurance or claims expense, driver shortages and increases in driver compensation or owner-operator contracted rates, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, impact to the Company’s business and operations resulting from the COVID-19 pandemic, seasonality and the impact of weather and other catastrophic events, the Company’s ability to secure the services of third-party capacity providers on competitive terms, loss of key personnel, a failure of the Company’s information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data or other security breach, or cybersecurity incidents, the Company’s ability to execute and realize all of the expected benefits of its integration, business improvement and comprehensive restructuring plans, the Company’s ability to realize all of the intended benefits from acquisitions or investments, the Company’s ability to complete divestitures successfully, the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness and the Company’s ability to finance its capital requirements, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, and litigation and governmental proceedings. Additional risks or uncertainties that are not currently known to us, that we currently deem to be immaterial, or that could apply to any company could also materially adversely affect our business, financial condition, or future results. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including Daseke’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, particularly the section titled “Risk Factors”.

Investor Relations:

Alpha IR Group

Joseph Caminiti or Chris Hodges

312-445-2870

DSKE@alpha-ir.com

Daseke, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
Company freight	$167.8	$163.6	$323.8	$308.7
Owner operator freight	137.9	129.1	267.7	234.2
Brokerage	91.9	66.7	170.1	115.2
Logistics	14.0	10.7	25.4	19.2
Fuel surcharge	69.7	33.9	115.3	60.6
Total revenue	481.3	404.0	902.3	737.9
Operating expenses:
Salaries, wages and employee benefits	97.2	93.4	194.7	184.1
Fuel	45.3	27.0	80.4	52.4
Operations and maintenance	40.1	37.3	74.5	67.6
Purchased freight	197.0	155.3	368.6	276.7
Administrative and other expenses	40.4	28.0	85.6	66.9
Acquisition-related transaction expenses	1.9	—	3.3	—
Depreciation and amortization	22.7	22.2	44.3	44.4
Gain on disposition of property and equipment	(4.5)	(4.6)	(9.1)	(7.7)
Impairment	7.8	—	7.8	—
Restructuring charges	0.6	0.1	1.2	0.1
Total operating expenses	448.5	358.7	851.3	684.5
Income from operations	32.8	45.3	51.0	53.4
Other expense (income)	7.4	(0.7)	9.2	15.5
Income before income taxes	25.4	46.0	41.8	37.9
Income tax expense	7.7	10.7	11.1	9.9
Net income	17.7	35.3	30.7	28.0

Net income	$17.7	$35.3	$30.7	$28.0
Less dividends to Series A convertible preferred stockholders	(1.2)	(1.3)	(2.5)	(2.5)
Net income attributable to common stockholders	$16.5	$34.0	$28.2	$25.5
Earnings per common share:
Basic	$0.26	$0.52	$0.44	$0.39
Diluted	$0.24	$0.49	$0.43	$0.38
Weighted-average common shares outstanding:
Basic	63,470,040	64,842,620	63,182,277	64,960,833
Diluted	71,555,039	71,866,303	71,319,113	66,154,571
Dividends declared per Series A convertible preferred share	$1.91	$1.91	$3.81	$3.81

Daseke, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$152.0	$147.5
Accounts receivable, net	221.4	172.3
Other current assets	38.6	30.3
Total current assets	412.0	350.1
Property and equipment, net	421.0	397.7
Goodwill and intangible assets, net	223.7	227.0
Other long-term assets	112.9	112.6
Total assets	$1,169.6	$1,087.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17.9	$14.7
Accrued expenses	61.1	43.9
Current portion of long-term debt	60.4	55.5
Other current liabilities	103.8	98.1
Total current liabilities	243.2	212.2
Long-term debt, net of current portion	536.9	531.4
Other long-term liabilities	170.8	167.8
Total liabilities	950.9	911.4
Stockholders’ equity	218.7	176.0
Total liabilities and stockholders’ equity	$1,169.6	$1,087.4

Daseke, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In millions)

	Six Months Ended
	June 30,
	2022	2021
Net cash provided by operating activities	$51.9	$58.1
Net cash (used in) provided by investing activities	(24.1)	8.6
Net cash used in financing activities	(23.6)	(130.9)
Effect of exchange rates on cash and cash equivalents	0.3	(0.3)
Net increase (decrease) in cash and cash equivalents	$4.5	$(64.5)

Property and equipment acquired with debt or finance lease obligations	$41.3	$29.2

Daseke, Inc. and Subsidiaries
Reconciliation of net cash provided by operating activities to Free Cash Flow
(Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$22.7	$28.6	$51.9	$58.1
Purchases of property and equipment	(16.4)	(12.8)	(25.2)	(18.0)
Proceeds from sale of property and equipment	8.9	16.5	20.4	26.6
Free Cash Flow	$15.2	$32.3	$47.1	$66.7

Daseke, Inc. and Subsidiaries
Reconciliation of total debt to net debt
(Unaudited)
(In millions)
	June 30,	December 31,
	2022	2021
Term Loan Facility	$395.0	$397.0
Equipment term loans	182.6	169.0
Finance lease obligations	26.7	28.5
Total debt	604.3	594.5
Less: cash and cash equivalents	(152.0)	(147.5)
Net debt	$452.3	$447.0

Daseke, Inc. and Subsidiaries
Supplemental Information: Specialized Solutions
(Unaudited)
(Dollars in millions, except rate per mile and revenue per tractor)

	Three Months Ended June 30,
	2022		2021		Increase (Decrease)
	Amount	%	Amount	%	Absolute	Relative
REVENUE(1):
Company freight	$127.5	47.5%	$118.3	52.3%	$9.2	7.8%
Owner operator freight	48.2	17.9	40.7	18.0	7.5	18.4
Brokerage	44.2	16.5	41.5	18.4	2.7	6.5
Logistics	12.9	4.8	9.3	4.1	3.6	38.7
Fuel surcharge	35.8	13.3	16.3	7.2	19.5	119.6
Total revenue	$268.6	100.0%	$226.1	100.0%	$42.5	18.8%

OPERATING EXPENSES(1):
Total operating expenses	$245.9	91.5%	$197.1	87.2%	$48.8	24.8%
Operating ratio	91.5%		87.2%
Adjusted Operating Ratio	87.9%		86.5%
INCOME FROM OPERATIONS	$22.7	8.5%	$29.0	12.8%	$(6.3)	(21.7)%

OPERATING STATISTICS:
Company miles	37.9		38.3		(0.4)	(1.0)%
Owner operator miles	11.0		12.7		(1.7)	(13.4)
Total miles (in millions)(2)	48.9		51.0		(2.1)	(4.1)

Rate per mile	$3.59		$3.12		$0.47	15.1%
Revenue per tractor	$75,500		$66,700		$8,800	13.2

Company owned tractors, at quarter-end	1,871		1,878		(7)	(0.4)%
Owner operator tractors, at quarter-end	460		511		(51)	(10.0)
Number of trailers, at quarter-end	7,171		7,059		112	1.6

Company owned tractors, average for the quarter	1,860		1,871		(11)	(0.6)%
Owner operator tractors, average for the quarter	467		512		(45)	(8.8)
Total tractors, average for the quarter	2,327		2,383		(56)	(2.3)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Specialized Solutions
(Unaudited)

	Six Months Ended June 30,
	2022			2021		Increase (Decrease)
(Dollars in millions, except rate per mile and revenue per tractor)	$		%	$	%	$	%
REVENUE(1):
Company freight		$244.0	49.1%	$221.1	54.0%	$22.9	10.4%
Owner operator freight		90.3	18.2	75.3	18.4	15.0	19.9
Brokerage		81.3	16.4	68.1	16.6	13.2	19.4
Logistics		23.4	4.7	16.5	4.0	6.9	41.8
Fuel surcharge		58.1	11.6	28.8	7.0	29.3	101.7
Total revenue		$497.1	100.0%	$409.8	100.0%	$87.3	21.3%

OPERATING EXPENSES(1):	$
Total operating expenses		456.8	91.9%	$370.3	90.4%	$86.5	23.4%
Operating ratio		91.9%		90.4%
Adjusted Operating Ratio		89.5%		89.6%
INCOME FROM OPERATIONS		$40.3	8.1%	$39.5	9.6%	$0.8	2.0%

OPERATING STATISTICS:
Company miles		73.8		76.2		(2.4)	(3.1)%
Owner operator miles		21.6		24.1		(2.5)	(10.4)
Total miles (in millions)(2)		95.4		100.3		(4.9)	(4.9)

Rate per mile		$3.50		$2.96		$0.54	18.2%
Revenue per tractor		$145,000		$124,000		$21,000	16.9

Company owned tractors, at period-end		1,871		1,878		(7)	(0.4)%
Owner operator tractors, at period-end		460		511		(51)	(10.0)
Number of trailers, at period-end		7,171		7,059		112	1.6

Company owned tractors, average for the period		1,830		1,882		(52)	(2.8)%
Owner operator tractors, average for the period		476		509		(33)	(6.5)
Total tractors, average for the period		2,306		2,391		(85)	(3.6)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Flatbed Solutions
(Unaudited)
(Dollars in millions, except rate per mile and revenue per tractor)

	Three Months Ended June 30,
	2022		2021		Increase (Decrease)
	Amount	%	Amount	%	Absolute	Relative
REVENUE(1):
Company freight	$42.9	19.9%	$47.7	26.4%	$(4.8)	(10.1)%
Owner operator freight	90.2	41.8	88.9	49.1	1.3	1.5
Brokerage	47.6	22.0	25.3	14.0	22.3	88.1
Logistics	1.1	0.5	1.3	0.7	(0.2)	(15.4)
Fuel surcharge	34.2	15.8	17.7	9.8	16.5	93.2
Total revenue	$216.0	100.0%	$180.9	100.0%	$35.1	19.4%

OPERATING EXPENSES(1):
Total operating expenses	$191.4	88.6%	$158.0	87.3%	$33.4	21.1%
Operating ratio	88.6%		87.3%
Adjusted Operating Ratio	88.1%		86.8%
INCOME FROM OPERATIONS	$24.6	11.4%	$22.9	12.7%	$1.7	7.4%

OPERATING STATISTICS:
Company miles	15.7		19.4		(3.7)	(19.1)%
Owner operator miles	32.9		35.2		(2.3)	(6.5)
Total miles (in millions)(2)	48.6		54.6		(6.0)	(11.0)

Rate per mile	$2.74		$2.50		$0.24	9.6%
Revenue per tractor	$57,300		$55,500		$1,800	3.2

Company owned tractors, at quarter-end	781		837		(56)	(6.7)%
Owner operator tractors, at quarter-end	1,578		1,601		(23)	(1.4)
Number of trailers, at quarter-end	3,879		4,207		(328)	(7.8)

Company owned tractors, average for the quarter	751		852		(101)	(11.9)%
Owner operator tractors, average for the quarter	1,572		1,611		(39)	(2.4)
Total tractors, average for the quarter	2,323		2,463		(140)	(5.7)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Flatbed Solutions
(Unaudited)

	Six Months Ended June 30,
	2022		2021		Increase (Decrease)
(Dollars in millions, except rate per mile and revenue per tractor)	Amount	%	Amount	%	Absolute	Relative
REVENUE(1):
Company freight	$84.4	20.5%	$92.4	27.6%	$(8.0)	(8.7)%
Owner operator freight	178.3	43.4	159.9	47.8	18.4	11.5
Brokerage	88.8	21.6	47.5	14.2	41.3	86.9
Logistics	2.0	0.5	2.5	0.7	(0.5)	(20.0)
Fuel surcharge	57.6	14.0	32.1	9.7	25.5	79.4
Total revenue	$411.1	100.0%	$334.4	100.0%	$76.7	22.9%

OPERATING EXPENSES(1):
Total operating expenses	$370.6	90.1%	$300.5	89.9%	$70.1	23.3%
Operating ratio	90.1%		89.9%
Adjusted Operating Ratio	89.7%		89.3%
INCOME FROM OPERATIONS	$40.5	9.9%	$33.9	10.1%	$6.6	19.5%

OPERATING STATISTICS:
Company miles	31.5		40.2		(8.7)	(21.6)%
Owner operator miles	67.1		68.5		(1.4)	(2.0)
Total miles (in millions)(2)	98.6		108.7		(10.1)	(9.3)

Rate per mile	$2.66		$2.32		$0.34	14.7%
Revenue per tractor	$112,900		$101,000		$11,900	11.8

Company owned tractors, at period-end	781		837		(56)	(6.7)%
Owner operator tractors, at period-end	1,578		1,601		(23)	(1.4)
Number of trailers, at period-end	3,879		4,207		(328)	(7.8)

Company owned tractors, average for the period	753		896		(143)	(16.0)%
Owner operator tractors, average for the period	1,573		1,601		(28)	(1.7)
Total tractors, average for the period	2,326		2,497		(171)	(6.8)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Reconciliation of Operating Ratio to Adjusted Operating Ratio
Reconciliation of Operating Income to Adjusted Operating Income
(Unaudited)
(Dollars in millions)

	Three Months Ended June 30,
	2022	2021	2022	2021	2022	2021
	Consolidated		Flatbed		Specialized
Revenue	$481.3	$404.0	$216.0	$180.9	$268.6	$226.1
Operating expenses	448.5	358.7	191.4	158.0	245.9	197.1
Operating income	$32.8	$45.3	$24.6	$22.9	$22.7	$29.0
Operating ratio	93.2%	88.8%	88.6%	87.3%	91.5%	87.2%

Stock based compensation	2.2	0.8	0.1	0.1	0.2	0.3
Impairment	7.8	—	—	—	7.8	—
Acquisition-related transaction expenses	1.9	—	—	—	—	—
Amortization of intangible assets	1.7	1.8	0.8	0.8	0.9	1.0
Aveda operating expenses, net	(0.1)	0.2	—	—	(0.1)	0.2
Other (1)	3.6	0.4	0.1	—	0.9	—
Adjusted operating expenses	431.4	355.5	190.4	157.1	236.2	195.6
Adjusted Operating Income	$49.9	$48.5	$25.6	$23.8	$32.4	$30.5
Adjusted Operating Ratio	89.6%	88.0%	88.1%	86.8%	87.9%	86.5%

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Operating Ratio to Adjusted Operating Ratio
Reconciliation of Operating Income to Adjusted Operating Income
(Unaudited)
(Dollars in millions)

	Six Months Ended June 30,
	2022	2021	2022	2021	2022	2021
	Consolidated		Flatbed		Specialized
Revenue	$902.3	$737.9	$411.1	$334.4	$497.1	$409.8
Operating expenses	851.3	684.5	370.6	300.5	456.8	370.3
Operating income	$51.0	$53.4	$40.5	$33.9	$40.3	$39.5
Operating ratio	94.3%	92.8%	90.1%	89.9%	91.9%	90.4%

Stock based compensation	6.4	3.2	0.2	0.3	0.4	0.5
Impairment	7.8	—	—	—	7.8	—
Acquisition-related transaction expenses	3.3	—	—	—	0.2	—
Amortization of intangible assets	3.4	3.5	1.5	1.5	1.9	2.0
Third party debt refinancing charges	—	2.3	—	—	—	—
Aveda operating expenses, net	0.9	0.5	—	—	0.9	0.5
Other (1)	6.5	0.5	0.1	—	0.8	—
Adjusted operating expenses	823.0	674.5	368.8	298.7	444.8	367.3
Adjusted Operating Income	$79.3	$63.4	$42.3	$35.7	$52.3	$42.5
Adjusted Operating Ratio	91.2%	91.4%	89.7%	89.3%	89.5%	89.6%

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment
Reconciliation of Net Income (Loss) Margin to Adjusted EBITDA Margin by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended				Six Months Ended
	June 30, 2022				June 30, 2022
	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$18.4	$15.6	$(16.3)	$17.7	$29.3	$27.7	$(26.3)	$30.7
Depreciation and amortization	9.4	12.8	0.5	22.7	18.4	25.2	0.7	44.3
Interest income	(0.1)	(0.5)	(0.1)	(0.7)	(0.1)	(0.5)	(0.2)	(0.8)
Interest expense	0.8	1.3	5.4	7.5	1.6	2.5	10.5	14.6
Income tax expense (benefit)	5.5	5.6	(3.4)	7.7	9.8	10.5	(9.2)	11.1
Stock based compensation	0.1	0.2	1.9	2.2	0.2	0.4	5.8	6.4
Impairment	—	7.8	—	7.8	—	7.8	—	7.8
Acquisition-related transaction expenses	—	—	1.9	1.9	—	0.2	3.1	3.3
Change in fair value of warrant liability	—	—	—	—	—	—	(4.7)	(4.7)
Aveda expenses, net	—	0.4	—	0.4	—	1.2	—	1.2
Other (1)	0.1	0.9	2.6	3.6	0.1	0.8	5.6	6.5
Adjusted EBITDA	$34.2	$44.1	$(7.5)	$70.8	$59.3	$75.8	$(14.7)	$120.4
Total revenue	216.0	268.6	(3.3)	481.3	411.1	497.1	(5.9)	902.3
Net income (loss) margin	8.5%	5.8%	493.9%	3.7%	7.1%	5.6%	445.8%	3.4%
Adjusted EBITDA margin	15.8%	16.4%	227.3%	14.7%	14.4%	15.2%	249.2%	13.3%

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment
Reconciliation of Net Income (Loss) Margin to Adjusted EBITDA Margin by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended				Six Months Ended
	June 30, 2021				June 30, 2021
	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$16.8	$21.3	$(2.8)	$35.3	$23.4	$27.7	$(23.1)	$28.0
Depreciation and amortization	8.9	13.0	0.3	22.2	17.7	26.2	0.5	44.4
Interest income	(0.1)	—	—	(0.1)	(0.1)	(0.1)	—	(0.2)
Interest expense	0.9	1.3	5.4	7.6	2.6	3.4	12.7	18.7
Income tax expense (benefit)	5.4	6.7	(1.4)	10.7	8.1	9.2	(7.4)	9.9
Stock based compensation	0.1	0.3	0.4	0.8	0.3	0.5	2.4	3.2
Change in fair value of warrant liability	—	—	(7.8)	(7.8)	—	—	(2.2)	(2.2)
Third party debt refinancing charges	—	—	—	—	—	—	2.3	2.3
Aveda expenses, net	—	0.2	—	0.2	—	0.4	—	0.4
Other (1)	—	—	0.4	0.4	—	—	0.5	0.5
Adjusted EBITDA	$32.0	$42.8	$(5.5)	$69.3	$52.0	$67.3	$(14.3)	$105.0
Total revenue	180.9	226.1	(3.0)	404.0	334.4	409.8	(6.3)	737.9
Net income (loss) margin	9.3%	9.4%	93.3%	8.7%	7.0%	6.8%	366.7%	3.8%
Adjusted EBITDA margin	17.7%	18.9%	183.3%	17.2%	15.6%	16.4%	227.0%	14.2%

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted Net Income
Reconciliation of Earnings Per Share to Adjusted Earnings Per Share
(Unaudited)
(Dollars in millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$17.7	$35.3	$30.7	28.0
Adjusted for:
Income tax expense	7.7	10.7	11.1	9.9
Income before income taxes	25.4	46.0	41.8	37.9
Add:
Stock based compensation	2.2	0.8	6.4	3.2
Impairment	7.8	—	7.8	—
Acquisition-related transaction expenses	1.9	—	3.3	—
Amortization of intangible assets	1.7	1.8	3.4	3.5
Debt refinancing related charges	—	—	—	3.7
Change in fair value of warrant liability	—	(7.8)	(4.7)	(2.2)
Aveda expenses, net	0.4	0.2	1.2	0.4
Other (1)	3.6	0.4	6.5	0.5
Adjusted income before income taxes	43.0	41.4	65.7	47.0
Income tax expense at adjusted effective rate	(13.0)	(11.1)	(18.7)	(12.8)
Adjusted Net Income	$30.0	$30.3	$47.0	$34.2

Net income	$17.7	$35.3	$30.7	$28.0
Less Series A preferred dividends	(1.2)	(1.3)	(2.5)	(2.5)
Net income attributable to common stockholders	16.5	34.0	28.2	25.5
Allocation of earnings to non-vested participating restricted stock units	(0.2)	(0.3)	(0.3)	(0.2)
Numerator for basic EPS - net income available to common stockholders - two class method	$16.3	$33.7	$27.9	$25.3
Effect of dilutive securities:
Add back Series A preferred dividends	$1.2	$1.3	$2.5	$—
Add back allocation earnings to participating securities	0.2	0.3	0.3	0.2
Reallocation of earnings to participating securities considering potentially dilutive securities	(0.2)	(0.3)	(0.3)	(0.2)
Numerator for diluted EPS - net income available to common shareholders - two class method	$17.5	$35.0	$30.4	$25.3

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Earnings Per Share to Adjusted Earnings Per Share (continued)
(Unaudited)
(Dollars in millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted Net Income	$30.0	$30.3	$47.0	$34.2
Less Series A preferred dividends	(1.2)	(1.3)	(2.5)	(2.5)
Allocation of earnings to non-vested participating restricted stock units	(0.3)	(0.2)	(0.5)	(0.3)
Numerator for basic EPS - adjusted net income available to common shareholders - two class method	$28.5	$28.8	$44.0	$31.4
Effect of dilutive securities:
Add back Series A preferred dividends	$1.2	$1.3	$2.5	$2.5
Add back allocation earnings to participating securities	0.3	0.2	0.5	0.3
Reallocation of earnings to participating securities considering potentially dilutive securities	(0.3)	(0.2)	(0.5)	(0.3)
Numerator for diluted EPS - adjusted net income available to common shareholders - two class method	$29.7	$30.1	$46.5	$33.9

Basic EPS
Net income attributable to common stockholders	$0.26	$0.52	$0.44	$0.39
Adjusted Net Income attributable to common stockholders	$0.45	$0.44	$0.70	$0.48
Diluted EPS
Net income attributable to common stockholders	$0.24	$0.49	$0.43	$0.38
Adjusted Net Income attributable to common stockholders	$0.42	$0.42	$0.65	$0.47
Weighted-average common shares outstanding:
Basic	63,470,040	64,842,620	63,182,277	64,960,833
Diluted	71,555,039	71,866,303	71,319,113	66,154,571
Basic - adjusted	63,470,040	64,842,620	63,182,277	64,960,833
Diluted - adjusted	71,555,039	71,866,303	71,319,113	71,806,744